EXHIBIT 10.1

                 INTRAOP MEDICAL INC. and CDS GROUP CORPORATION.

                        MANUFACTURING SERVICES AGREEMENT

     THIS AGREEMENT (the "Agreement") is effective as of September 5, 2002_(the "Commencement Date"), by and between Intraop Medical Inc., a Delaware corporation, having a principal place of business at 3170 De La Cruz Boulevard, Suite 108, Santa Clara, California 95054 ("CUSTOMER") and CDS Group Corporation a Delaware corporation, doing business in California as Delaware Ontario Technologies Corporation, and having its principal place of business at 4425 Technology Drive, Fremont CA 94538 ("MFGR)

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.        TERM

     The initial term of this Agreement shall commence on the Commencement Date and shall continue for three (3) years until September 6,_2005_ unless sooner terminated by mutual agreement of the parties or otherwise in accordance with this Agreement. Upon the expiry of the initial term, this Agreement will remain in effect and automatically renew for successive one-year terms. Notwithstanding the foregoing, the term of this Agreement shall automatically extend to include the term of any purchase order issued hereunder (a "Purchase Order").

2.       PRICING

     2.1 Pricing. During the term, CUSTOMER shall have the right to purchase from MFGR the products (as described on Exhibit A, the " Product" or "Products") specified in a CUSTOMER Purchase Order delivered to MFGR. The pricing structure for the Product(s) is set forth on Exhibit A attached hereto.

     2.2 Cost Adjustments. Any projected cost increases and reductions of the bill of materials will be promptly communicated to CUSTOMER by MFGR and the final price will be adjusted according to Exhibit A. MFGR shall provide cost visibility in the form of an itemized report on major assemblies at time of invoicing. MFGR will further share with CUSTOMER any realized cost savings from more efficient manufacturing methods developed by the CUSTOMER , strategic purchasing agreements with critical vendors, and in-house fabrication so as to help reduce the overall Product cost. The percentage of cost reduction sharing will be negotiable.

     2.3 Exclusions from Price. Prices do not include (a) export licensing of the Product or payment of broker's fees, duties, tariffs or other similar charges; (b) taxes or charges imposed by any taxing authority upon the manufacture, sale, shipment, storage, "value add" or use of the Product which MFGR is obligated to pay or collect; and (c) setup, tooling, or non-recurring engineering activities (collectively "NRE Charges"). The shipment costs are the responsibility of the CUSTOMER or CUSTOMER's customer and are not included in the unit price. Any charges for these items shall be separately itemized on invoices.

3.       PAYMENT TERMS

                                                                         Page 17
***CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     Standard payment terms for the completed Product are net sixty (60) days after the date of invoice as defined by the special terms attached hereto as Exhibit A. Payment terms for Excess Inventory and Service Parts are net thirty
(30) days as defined in Sections 4.2.d and 4.2.e of this Agreement. Payment shall be made in U.S. Dollars.

4.        PURCHASE ORDERS/FORECAST

         4.1      Purchase Orders.

     CUSTOMER will issue to MFGR a specific Purchase Order for each Product to be delivered pursuant to this Agreement. Each Purchase Order shall be in the form of a written or electronic communication and shall contain the following information: (i) a description of the Product by part number; (ii) the quantity of the Product; (iii) the delivery date or shipping schedule; (iv) transportation instructions, (v) sales price for the Product as set forth on Exhibit A. Each Purchase Order shall provide a serial number for billing purposes, and may include other instructions and terms as may be appropriate under the circumstances, provided that, no such additional terms shall materially alter the terms set forth in this Agreement without the mutual written consent of both parties.

         4.2      Forecast; Minimum Buys; Excess and Obsolete Inventory.

     (a) General Planning and Procurement Process. - On the date this Agreement is executed and on the first business day of each calendar quarter thereafter, CUSTOMER shall provide MFGR with Purchase Orders and/or forecasts covering a minimum period of three (3) months. Significant changes in scheduled delivery with revised Purchase Orders from one three (3) month period to another will be negotiated between the parties. There shall be no restrictions on changes in order quantity or cancellation of orders that have scheduled delivery of more than one hundred eighty (180) days.

     (b) Nine Month Forecast. On the Commencement Date and on the first business day of each calendar quarter thereafter, CUSTOMER shall provide MFGR with an additional quarterly, rolling nine (9) month forecast (the "Forecast") covering nine (9) months immediately following the Purchase Order Period. The Forecast shall not create any liability for either MFGR or CUSTOMER except that of any long lead-time manufactured parts or sub assemblies (" Components ") for which the Forecast would require procurement activity. Prior written approval by the CUSTOMER is required before procurement of Components may occur based solely on Forecasts, and the CUSTOMER will be held liable for the cost of Components purchased.

     (c) Increase in Product Orders. MFGR shall use its reasonable commercial efforts to accommodate increases in Product quantity beyond those projected in the Forecasts and Purchase Orders.

     (d) Excess and Obsolete Inventory. MFGR shall advise CUSTOMER in writing of any excess or obsolete Components in its inventory and the Delivered Cost of such Components. For the purpose of this Agreement, "Delivered Cost" shall mean MFGR's quoted cost of Components as stated on the bill of materials plus a materials margin equal to percentages defined in Exhibit A. CUSTOMER shall be invoiced for obsolete inventory quarterly with payment due net 30 days. Inventory that goes unused due to lack of orders for a period of one hundred eighty (180) days may be invoiced to the CUSTOMER with payment due pursuant to the terms of Section 3 of this Agreement.

     (e) Service Stock Components. Service stock Components will be manufactured and stocked by MFGR and and sold to the CUSTOMER at the cost of the Component plus fees for handling and stocking as defined in Exhibit A. CUSTOMER will provide MFGR with forecasts for service stock levels to facilitate MFGR's inventory planning of materials in conjunction with Product Purchase Orders. Minimum service stock levels for MFGR shall be defined by CUSTOMER. CUSTOMER will be invoiced for materials as they are consumed or until such time they are not longer useable by manufacturing for new production. CUSTOMER will be billed for any special packaging and shipment. An annual review of service stock material will be done by MFGR and CUSTOMER in order to make adjustments to service stock levels and for identifying no longer used inventory.

                                                                         Page 18
***CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.        DELIVERY AND ACCEPTANCE, AND DUTIES

     5.1 Delivery. All Product shipments shall be F.O.B. MFGR's facility of manufacture and freight collect, and shall be documented to meet CUSTOMER requirements. Title to and risk of loss or damage to the Product shall pass to CUSTOMER upon MFGR's tender of the Product to CUSTOMER's carrier. MFGR shall mark, pack, package, crate, transport, ship and store Product to ensure (i) delivery of the Product to its ultimate destination in safe condition, (ii) compliance with all requirements of the carrier and destination authorities, and
(iii) compliance with any special instructions of CUSTOMER. MFGR shall use reasonable efforts to deliver the Products on the agreed-upon delivery dates and shall use reasonable efforts to notify CUSTOMER of any anticipated delays; provided, however that MFGR shall not be liable for any failure to meet CUSTOMER delivery dates and/or any failure to give notice of anticipated delays.

     5.2 Test Equipment. MFGR shall be responsible for calibrating and maintaining all assembly fixtures and test equipment that is transferred to and/or owned by MFGR under this Agreement.

     5.3 Acceptance. Acceptance of the Product shall occur at MFGR's facility in accordance with mutually acceptable criteria and special provisions defined in Exhibit A. Acceptance shall be based solely on whether the Product passes a mutually agreeable acceptance test procedure or inspection designed to demonstrate compliance with the specifications set forth on Exhibit B (the "Specifications"). A particular delivered Product cannot be rejected based on criteria that were unknown to MFGR or based on test procedures that MFGR does not conduct or approve. Once a Product is accepted, all Product or Component returns shall be handled in accordance with Section 7 (Warranty). Prior to returning any rejected Product, CUSTOMER shall obtain a Return Material Authorization ("RMA") number from MFGR, and shall return such Product in accordance with MFGR's written instructions. CUSTOMER shall specify the reason for such rejection in all RMA's. In the event a Product is rejected, MFGR shall have a reasonable opportunity to correct any defect which led to such rejection

     5.4 Duties. The principle duties and responsibilities of both parties shall be as set forth in Exhibit B and/or as defined in other sections of this Agreement.

6.        CHANGES

     6.1 General. CUSTOMER may upon sufficient notice make changes within the general scope of this Agreement. Such changes may include, but are not limited to changes in (i) drawings, plans, designs, procedures, Specifications, test specifications or bill of materials ("BOM") and (ii) methods of packaging and shipment. All changes other than changes in quantity of Products to be furnished shall be requested pursuant to an Engineering Change Order ("ECO"). If any such change causes either an increase or decrease in MFGR's cost or the time required for performance of any part of the work under this Agreement (whether changed or not changed by any ECO) the Prices and/or delivery schedules shall be adjusted in a manner which would adequately compensate the parties for such change

     6.2 Engineering Charges. MFGR will amortize non-recoverable engineering ("NRE") costs to the price of the Product when implementing one time engineering changes. The amortization schedule, dollar amount to be amortized and the number of units of Product over which NRE cost will be amortized shall be mutually agreed by CUSTOMER and MFGR. Upon agreement of the parties, MFGR shall adjust the price to the formula provided in Exhibit A, and then add on the NRE amortization.

                                                                         Page 19
***CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     6.3 ECO Requests for Change. Within five (5) business days after an ECO is received from the CUSTOMER, MFGR shall advise CUSTOMER in writing (i) of any change in Prices or delivery schedules resulting from implementation of the ECO and (ii) the delivered cost of any finished Product, work-in-process or Component rendered excess or obsolete as a result of the ECO (collectively the "ECO Charge).

     6.4 ECO Implementation. In the event CUSTOMER desires to proceed with an engineering change after receiving the ECO Charge estimate for such change pursuant to Section 6.3, it shall so notify MFGR. In the event MFGR does not receive written confirmation of CUSTOMER's desire to proceed with the engineering change within thirty (30) days after MFGR provides CUSTOMER with the ECO Charge estimate, the ECO shall be deemed cancelled. CUSTOMER shall be informed of ECO status with monthly reports, which will show status of approval and Product effectivity.

Any increases in cost of the Products resulting from such ECO shall be deemed a part of CUSTOMER's ECO Charge liability as defined in Section 6.3 of this Agreement. Similarly, any parts made obsolete or excess as a result of such an ECO shall be deemed part of CUSTOMER's obsolete inventory liability as defined in Section 4.2(d) of this Agreement.

     6.5 Product Change Approval. CUSTOMER must approve all changes that affect form, fit, function or Specifications of the Product. MFGR may suggest changes to the manufacturing specifications of the Products. Any such suggested changes shall be made in writing and shall clearly set forth the nature of the change, the necessity for the change, and any projected cost or manufacturing schedule impact. CUSTOMER shall approve or reject the suggested changes in its sole discretion. CUSTOMER shall use its best efforts to respond to all MFGR recommendations within two (2) weeks of receipt.

     6.6 Subcontractors. CUSTOMER reserves the right to disapprove of any subcontractor selected to perform any test, manufacture, or rework of the Products.

7.        WARRANTY

     7.1 MFGR Warranty. MFGR's warranty period is for one (1) year from date of manufacture and is limited to correction of defects in MFGR workmanship. For the purpose of this Section 7.1, "workmanship" shall mean manufacture in accordance with IPC-A-610, Class 2 or CUSTOMER's workmanship standards set forth in the Specifications. MFGR shall, at its option and at its expense, repair, replace or issue a credit for Product found defective during the warranty period. In addition, MFGR will pass on to CUSTOMER all manufacturers' Component warranties to the extent that they are transferable, but will not independently warrant any Components.

     7.2 RMA Procedure. MFGR shall concur in advance on all Products to be returned for repair or rework. CUSTOMER shall obtain a Returned Material Authorization ("RMA") number from MFGR prior to return shipment. All returns shall state the specific reason for such return, and will be processed in accordance with MFGR's Authorized Returned Material Procedure, a copy of which is available from MFGR upon request. The price of parts returned to and not replaced by MFGR shall not be deducted by CUSTOMER from amounts invoiced to CUSTOMER by MFGR, unless authorized by MFGR.

                                                                         Page 20
***CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     7.3 Exclusions from Warranty. This warranty does not include Products that have defects or failures resulting from (a) CUSTOMER's design of Products including, but not limited to, design functionality failures, Specification inadequacies, failures relating to the functioning of Products in the manner for the intended purpose or in the specific customer's environment; (b) accident, disaster, neglect, abuse, misuse, handling, testing, storage or installation including handling in accordance with static sensitive electronic device handling requirements; (c) alterations, modifications or repairs by CUSTOMER or third parties designated by CUSTOMER or (d) defective CUSTOMER-provided test equipment or test software. CUSTOMER bears all design responsibility for the Product.

     7.4 Remedy. THE SOLE REMEDY UNDER THIS WARRANTY SHALL BE THE REPAIR, REPLACEMENT OR CREDIT FOR DEFECTIVE PARTS AS STATED ABOVE. THIS WARRANTY IS IN LIEU OF ANY OTHER WARRANTIES EITHER EXPRESS OR IMPLIED, INCLUDING
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.        TERMINATION/CANCELLATION

     8.1 Termination for Cause. Either party may terminate this Agreement or a Purchase Order hereunder for default if the other party materially breaches this Agreement; provided, however, no right of termination due to default shall accrue until ninety (90) days' after the defaulting party is notified in writing of the material breach and has failed to cure or give adequate assurances of performance within the ninety (90) day period after such notice of material breach. Notwithstanding the foregoing, the cure period for payment-related defaults shall be thirty (30) days.

     8.2 Termination for Convenience. CUSTOMER may terminate this Agreement hereunder for any reason upon one hundred twenty (120) days' prior written notice to MFGR. In addition, CUSTOMER may terminate a Purchase Order hereunder for any reason upon ninety (90) days (before scheduled shipment) prior written notice to MFGR. MFGR may terminate this Agreement for any reason upon three hundred sixty five (365) days' written notice to CUSTOMER.

     8.3 Termination by Operation of Law. This Agreement shall immediately terminate should either party (a) enter into or file a voluntary petition, arraignment or proceeding seeking on order for relief under the bankruptcy laws of its respective jurisdiction; (b) enter into a receivership of any of its assets or (c) enter into a dissolution or liquidation of its assets or an assignment for the benefit of its creditors.

     8.4 Consequences of Termination.

     a. Termination for Reasons other than MFGR's Breach. In the event this Agreement or a Purchase Order hereunder is terminated for any reason other than
(i) a termination under Section 8.1 resulting from a breach by MFGR or (ii) a termination under Section 8.3 (including but not limited to a force majeure or termination for convenience), CUSTOMER shall pay MFGR, termination charges equal to (1) the unpaid contract price for all finished Product existing at the time of termination; (2) MFGR's actual out-of-pocket costs incurred, but not yet paid by CUSTOMER, to the date of such termination (including labor and Components) for all work in process under this Agreement and (3) CUSTOMER'S Excess Inventory liability pursuant to Section 4.2(d).


                                                                         Page 21
***CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     b. Termination Resulting From MFGR's Breach. In the event CUSTOMER terminates this Agreement or any Purchase Order hereunder as a result of (i) a breach by MFGR under Section 8.1, CUSTOMER shall pay MFGR, termination charges equal to (1) MFGR's actual out-of-pocket cost (including labor and Components) for all finished Product and work in process; and (2) CUSTOMER'S Component Liability pursuant to Section 4.2(d); provided, however, that for the purposes of this subsection only, CUSTOMER's Component Liability shall be calculated using "actual cost" rather than "Delivered Cost."

     c. MFGR Cooperation upon Termination. Upon termination of this Agreement for any reason, MFGR shall use its best efforts to assist CUSTOMER in transitioning its manufacturing requirements to a third party. All documentation and tooling owned by the CUSTOMER in possession of the MFGR shall be returned to the CUSTOMER within thirty (30) days after termination. Electronic file copies of jointly owned manufacturing records and documentation such as Device History Records, System Level Costed Bill of Material and Approved Vendor List shall also be turned over to the CUSTOMER within thirty (30) days of termination or upon written request by the CUSTOMER at any time during the period of the Agreement.

     d. Survival of Certain Sections. Sections 7 (Warranty), 12 (Confidentiality and Non-Solicitation of Employees), and 13 (Limitation of Liability) shall survive termination of this Agreement for any reason.

9.        REGULATORY REQUIREMENTS

     9.1 CUSTOMER shall be solely responsible for fulfilling all filings, registrations and attendant requirements of both federal and local governments relative to the Products. CUSTOMER will define and execute a quality system audit of MFGR regularly on a twelve (12) month schedule. Audits will be a minimum of half-day duration, and will assess compliance of operational systems of MFGR to the FDA cGMP requirements so CUSTOMER can maintain their U.S.A -FDA (Food and Drug Administration) registration. Audit or corrective action notice reports will be supplied to MFGR within five (5) business days following each audit. MFGR will have five (5) business days to correct or respond to the reports findings. Audit or corrective action reports requiring capital and/or substantial manpower investments over and above that required to maintain MFGR's current ISO 9001:2000 quality system will be jointly reviewed and an agreed course of action will be implemented.

     9.2 CUSTOMER shall be solely responsible for obtaining and maintaining FDA approval, the labeling of the Product, determining the safety, efficacy and performance of the Product, and determining the Product's fitness and performance for any particular use. Any and all decisions to sell and/or market the Product to any consumer for use shall rest solely with the CUSTOMER.

10.       QUALITY

     10.1 Quality Control. MFGR shall manufacture, test and inspect the Product to ANSI IPC 610, Class 2. MFGR's quality system shall at all times be in full compliance with international standards ISO 9001:2000 and EN46002 as they apply to medical products. MFGR shall support CUSTOMER in maintaining CUSTOMER'S U.S.A. - FDA (Food and Drug Administration) registration as it pertains to manufacturing of Class 2 medical devices.

                                                                         Page 22
***CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     CUSTOMER shall be responsible for (i) QSR 820.30 regarding design controls, design development and planning, design review, design verification, design validation, design transfer, design changes, design history file, (ii) specifications for proper identification and labeling and (iii) QSR 820.170 and
820.200 for installation and servicing.

     10.2 Cosmetic Requirements. The cosmetic requirements of the Product shall be in accordance with mutually acceptable industry standards if not otherwise stated on Product engineering drawings supplied by the CUSTOMER.

     10.3 Specifications. Neither party shall make any change to the Specifications, to any Components described therein, or to the Products (including, without limitation, changes in form, fit, function, design, appearance or place of manufacture of the Products or changes which would affect the reliability of any of the Products) unless such change is made in accordance with Section 6.1 and MFGR's ECO procedure. Notwithstanding the foregoing, MFGR shall be permitted to make changes in its manufacturing process at any time with prior written notice to CUSTOMER, so long as such changes do not affect the form, fit, function or other Specifications of the Products.

     10.4 Document Control. CUSTOMER shall promptly after the Commencement Date deliver to MFGR all documentation necessary for manufacture and testing of the Product. MFGR shall control CUSTOMER's documentation and at its discretion transfer the form from CUSTOMER's List of Materials ("LM") into MFGR's BOM. MFGR and CUSTOMER will have joint responsibility for maintaining control of all Product documentation. MFGR will have the ownership and change control of their operational method sheets ("OMS") used during manufacturing and will provide same to CUSTOMER upon request for the sole purpose of review and approval. CUSTOMER will not disclose the OMS to a third party without the prior written consent of MFGR. The LM/BOM, and part fabrication and assembly drawings will be owned by CUSTOMER and will be controlled by the ECO process. The test procedures will be owned by CUSTOMER and controlled by the ECO process.

     10.5 Component Specifications. Component Specifications shall include, but shall not be limited to: (i) detailed electrical, mechanical, performance and appearance specifications for each model of Product, (ii) the BOM, (iii) tooling specifications, along with a detailed description of the operation thereof, (iv) art work drawings, (v) Component Specifications, and (vi) supplier cross references.

     10.6 Quality of Components. MFGR shall use in its production of Products such Components of a type, quality, and grade specified by CUSTOMER to the extent CUSTOMER chooses to so specify, and shall purchase Components only from vendors appearing on CUSTOMER's approved vendor list ("AVL"); provided, however, that in the event MFGR cannot purchase a Component from a vendor on the AVL for any reason, MFGR shall be able to purchase such Component from an alternate vendor, subject to CUSTOMER's prior written approval, which approval shall not be unreasonably withheld or delayed.

     10.7 Quality Specifications. MFGR shall comply with the quality specifications set forth in its Quality Manual, incorporated by reference herein, a copy of which is available from MFGR upon request. MFGR agrees to comply with CUSTOMER quality requirements as set forth in Exhibit B and any unique requirements specified by CUSTOMER on any Purchase Order with appropriate price adjustments negotiated as required.

     10.8 Inspection of Facility. Upon reasonable advance written notice, CUSTOMER may inspect the Products and Components held by MFGR for CUSTOMER at MFGR's facilities during MFGR's regular business hours, provided that such inspection does not unduly affect MFGR'S operations. CUSTOMER and its representatives shall observe all security and handling

                                                                         Page 23
***CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

measures of MFGR while on MFGR's premises. CUSTOMER and its representatives acknowledge that, except for MFGR's negligence or willful misconduct, their presence on MFGR's property is at their sole risk.

11.       CONFORMITY TO ALL LAWS

     11.1 Duties of MFGR. MFGR shall manufacture all Products in a good and workmanlike manner and will comply with all applicable FDA cGMP requirements, ISO 9001:2000 and EN 46002 standards, as amended, pertinent to the services it performs in manufacturing the Products pursuant to the design specifications of the CUSTOMER. Compliance with the federal Food, Drug and Cosmetic Act is limited to the GMP requirements as provided in Section 9.2 of this Agreement. MFGR shall comply with the environmental laws applicable in the manufacturing of the Product.

     11.2 Duties of CUSTOMER. CUSTOMER shall be solely responsible for all registrations, filings and other regulatory requirements of both the federal, state and local laws, including but not limited to the requirements of the federal Food, Drug and Cosmetic Act, as amended, including regulations relating thereto. All responsibilities for functional design and/or patent rights reside with CUSTOMER. MFGR is solely responsible for the manufacture and practices thereof, of CUSTOMER's Product.

12.       CONFIDENTIALITY AND NON-SOLICITATION OF EMPLOYEES

     12.1 Definitions. For the purpose of this Agreement,

     (a) "Confidential Information" means information (in any form or media) regarding a party's customers, prospective customers (including lists of customers and prospective customers), methods of operation, engineering methods and processes (include any information which may be obtained by a party by reverse engineering, decompiling or examining any software or hardware provided by the other party under this Agreement), programs and databases, patents and designs, billing rates, billing procedures, vendors and suppliers, business methods, finances, management, or any other business information relating to such party (whether constituting a trade secret or proprietary or otherwise) which has value to such party and is treated by such party as being confidential; provided, however, that Confidential Information does not include information that (i) is lawfully known to the other party without obligation of confidentiality prior to receipt from the disclosing party hereunder, which knowledge shall be evidenced by written records, (ii) is or becomes in the public domain through no breach of this Agreement, or (iii) is received from a third party without breach of any obligation of confidentiality; and provided further, that Confidential Information specifically includes information provided by CUSTOMER to MFGR regarding the manufacture of the Product.

     (b) "Person" shall mean and include any individual, partnership, association, corporation, trust, unincorporated organization, limited liability company or any other business entity or enterprise.

     (c) "Representative" shall mean a party's employees, agents, or representatives, including, without limitation, financial advisors, lawyers, accountants, experts, and consultants.

         12.2     Obligation of Confidentiality.

     (a) In connection with this Agreement, each party (the "Disclosing Party") may furnish to the other party (the "Receiving Party") or its Representatives certain Confidential Information. During the term of this Agreement and for a period of three (3) years after termination of this Agreement, the Receiving Party (i) shall maintain as confidential all Confidential Information heretofore or hereafter disclosed to it by the Disclosing Party, (ii) shall not, directly or indirectly, disclose any such Confidential Information to any Person other than those Representatives of the Receiving Party whose duties justify the need to know such Confidential Information and then only after each Representative has agreed in writing to be bound by this Confidentiality Agreement and clearly understands his or her obligation to protect the confidentiality of such Confidential Information and to restrict

                                                                         Page 24
***CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the use of such Confidential Information and (iii) shall treat such Confidential Information with the same degree of care as it treats its own Confidential Information (but in no case with less than a reasonable degree of care).

     (b) The disclosure of any Confidential Information is solely for the purpose of enabling each party to perform under this Agreement, and the Receiving Party shall not use any Confidential Information disclosed by the Disclosing Party for any other purpose.

     (c) Except as otherwise set forth in this Agreement, all Confidential Information supplied by the Disclosing Party shall remain the property of the Disclosing Party, and will be promptly returned by the Receiving Party upon receipt of written request therefore.

     (d) If the Receiving Party or its Representative is requested or become legally compelled to disclose any of the Confidential Information, it will provide the Disclosing Party with prompt written notice. If a protective order or other remedy is not obtained, then only that part of the Confidential Information that is legally required to be furnished will be furnished, and reasonable efforts will be made to obtain reliable assurances of confidentiality.

     12.3 Non-Solicitation of Employees. During the term of this Agreement and for a period of two (2) years thereafter, neither party shall directly or indirectly solicit or recruit (or attempt to solicit or recruit) any of the other party's key employees without such party's prior permission, however employees will be free to apply for job openings at such party which have been advertised to the general public.

13.       LIMITATION OF LIABILITY

     IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTIAL OR SPECIAL DAMAGES, OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, EVEN IF SUCH OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THIS SECTION SHALL NOT PREVENT A PARTY FROM INCURRING THE LIABILITIES SET FORTH IN SECTION 8 (TERMINATION). IN NO EVENT WILL MFGR BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY CUSTOMER. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

14.       FORCE MAJEURE

     14.1 Force Majeure Event. For purposes of this Agreement, a "Force Majeure Event" shall mean the occurrence of unforeseen circumstances beyond a party's control and without such party's negligence or intentional misconduct, including, but not limited to, any act by any governmental authority, act of war, natural disaster, strike, boycott, embargo, shortage, riot, lockout, labor dispute, civil commotion.

     14.2 Notice of Force Majeure Event. Neither party shall be responsible for any failure to perform due to a Force Majeure Event provided that such party gives notice to the other party of the Force Majeure Event as soon as reasonably practicable, but not later than five (5) days after the date on which such Party knew or should reasonably have known of the commencement of the Force Majeure Event, specifying the nature and particulars thereof and the expected duration thereof; provided, however, that the failure of a party to give notice of a Force Majeure Event shall not prevent such party from relying on this Section except to the extent that the other party has been prejudiced thereby.


                                                                         Page 25
***CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     14.3 Termination of Force Majeure Event. The party claiming a Force Majeure Event shall use reasonable efforts to mitigate the effect of any such Force Majeure Event and to cooperate to develop and implement a plan of remedial and reasonable alternative measure to remove the Force Majeure Event; provided, however, that neither party shall be required under this provision to settle any strike or other labor dispute on terms it considers to be unfavorable to it. Upon the cessation of the Force Majeure Event, the party affected thereby shall immediately notify the other party of such fact, and use its best efforts to resume normal performance of its obligations under the Agreement as soon as possible.

     14.4 Limitations; Termination. Notwithstanding that a Force Majeure Event otherwise exists, the provisions of this Section 14 shall not excuse (i) the obligation to pay money in a timely manner for Product actually delivered or other liabilities actually incurred that arose before the occurrence of the Force Majeure Event causing the suspension of performance; or (ii) any late delivery of Product, equipment, materials, supplies, tools, or other items caused solely by negligent acts or omissions on the part of such party. Should a Force Majeure Event prevent a party's performance under this Agreement for a period in excess of thirty (30) days, then the other party, in its sole discretion, may elect to terminate this Agreement by written notice thereof to the other party.

15.       INSURANCE

     Each party agrees to maintain during the term of this Agreement (a) workers' compensation insurance as prescribed by the law of the state in which the respective party is performing services; (b) employer's liability insurance with limits of at least $500,000 per occurrence; (c) comprehensive automobile liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 for bodily injury and property damage for each occurrence; (d) comprehensive general liability insurance, including blanket contractual liability and broad form property damage, with limits of at least $1,000,000 combined single limit for personal injury and property damage for each occurrence; and (e) comprehensive general liability insurance endorsed to include products liability and completed operations coverage in the amount of $1,000,000 for each occurrence. Each party shall furnish to the other party certificates or evidence of the foregoing insurance indicating the amount and nature of such coverage and the expiration date of each policy. Each party agrees that it, its insurer(s) and anyone claiming by, through, under or in its behalf shall have no claim, right of action or right of subrogation against the other party and the other party's affiliates, directors, officers, employees and customers based on any loss or liability insured against under the insurance required by this Agreement.

16.       CREDIT LIMIT/FINANCIAL ASSURANCES

     In the event CUSTOMER exceeds the credit limit as defined in Exhibit A; or has any outstanding invoice for more than ninety (90) days, MFGR shall have the right to stop shipments of Product to CUSTOMER until CUSTOMER makes a sufficient payment to bring its account within the credit limit provided.

17.      MANUFACTURING LICENSE

     (a) Subject to the terms, conditions and restrictions set forth herein, and MFGR's full compliance with its obligations under this Agreement, CUSTOMER grants to MFGR an exclusive, paid-up, royalty-free, worldwide license for the term of this Agreement to all of CUSTOMER's patents, licenses, trademarks, trade names, inventions, copyrights, know-how or trade secrets relating to the origin, design, manufacture, assembly, programming, operation, function, configuration, electrical wiring, installation, testing or service of the Product (the "Intellectual Property Rights") to manufacture, assemble and test the Product to be purchased by CUSTOMER pursuant to the terms and conditions of this Agreement. During the term of this Agreement, CUSTOMER agrees not to assert its patent or other rights against MFGR in a manner that would affect MFGR's ability to perform its obligations under this Agreement. MFGR agrees to use the Intellectual Property Rights licensed hereunder solely for the purpose of assembly, manufacture and testing of the Product, and for matters directly relating thereto. Subject to the terms, conditions and restrictions of this Agreement,

                                                                         Page 26
***CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CUSTOMER shall provide to MFGR prompt and complete access to all Intellectual Property Rights of CUSTOMER which relate to the manufacture, assembly and testing of the Product.

     (b) Nothing in this Agreement shall be construed to grant MFGR any right of license (i) with respect to any of CUSTOMER's products other than the Product or
(ii) to grant MFGR any right to manufacture any other product or device incorporating the Intellectual Property Rights (or any portion thereof), or
(iii) except as provided in subsection (a) above, to grant MFGR any right to use the Intellectual Property Rights or any portion thereof or (iv) to sublicense, assign or transfer any rights furnished hereunder by CUSTOMER to MFGR to any party other than a subsidiary, parent or affiliate of MFGR. MFGR agrees that it will not use the license granted by CUSTOMER hereunder in any manner inconsistent with the provisions of this Section 17. The license granted to MFGR pursuant to this Section 17 shall terminate in its entirety immediately upon termination of this Agreement pursuant to Section 8 above.

         18.      MISCELLANEOUS

     MFGR and CUSTOMER acknowledge and agree that the manufacturing relationship set forth in this Agreement shall be exclusive for three (3) years from the date of this Agreement or fifteen (15) systems, whichever first occurs, so long as MFGR can meet the mutually agreed to order schedule and performance criteria of CUSTOMER and shall be a non-exclusive relationship thereafter. MFGR acknowledges and agrees that CUSTOMER may elect, at any time, to use one or more alternate suppliers to manufacture the Product if MFGR is unable to meet its obligations under this Agreement.

     18. 2 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of California, without reference to conflict of laws principles.

     18. 3 Jurisdiction. For any dispute arising out of or in connection with this Agreement, the parties hereby consent to the personal and exclusive jurisdiction of and venue in the state and federal courts within Santa Clara County, California.

     18.4 Integration Clause. This Agreement (including the Exhibits and Schedules to this Agreement) constitutes the entire agreement of the parties, superseding all previous agreements, written or oral, covering the subject matter of this Agreement. This Agreement shall not be changed or modified except by written agreement, specifically amending, modifying and changing this Agreement, signed by MFGR and CUSTOMER.

     18. 5 Severability. In the event that any provision or provisions of this Agreement shall be invalid, the remainder of this Agreement shall remain in full force and effect. The parties agree to replace such invalid provision or provisions with valid ones which will have an economic effect as close as possible to the invalid provision or provisions.

     18. 6 Order of Precedence. All quotations, Purchase Orders, acknowledgments and invoices issued pursuant to this Agreement are issued for convenience of the Parties only and shall be subject to the provisions of this Agreement and the Exhibits hereto. When interpreting this Agreement, precedence shall be given to the respective parts in the following descending order: (a) this Agreement; (b) Schedules and Exhibits to this Agreement; and (c) if Purchase Orders are used to release Product, those portions of the Purchase Order that are not pre-printed and which are accepted by MFGR. The parties acknowledge that the preprinted provisions on

                                                                         Page 27
***CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the reverse side of any such quotation, Purchase Order, acknowledgment or invoice shall be deemed deleted and of no effect whatsoever. No modification to this Agreement, the Exhibits or any Purchase Order shall be valid without the prior written consent of MFGR and CUSTOMER.

     18.7 Assignment. Neither this Agreement nor any rights or obligations hereunder shall be transferred or assigned by either party without the written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, this Agreement may be assigned by CUSTOMER to any corporation controlling, controlled by or under common control with its parent corporation or to any successor to substantially all the business of the CUSTOMER.

     18.8 Notices. Wherever one party is required or permitted or required to give written notice to the other under this Agreement, such notice will be given by hand, by certified U.S. mail, return receipt requested, by overnight courier, or by fax and addressed as follows:

         If to Buyer:                                         with a copy to:

         Intraop Medical, Inc.                                TBD
         3170 De La Cruz Boulevard
         Suite 108
         Attn: President
         Phone: (408) 986-6020
         Fax:   (408) 986-0222



         If to Seller:                                        with a copy to:

         CDS Group Corporation                                TBD
         4425 Technology Drive
         Fremont, CA 94538
         Attn: President
         Phone: (510) 979-1444
         Fax: (510) 979-6313


     All such notices shall be effective upon receipt. Either party may designate a different notice address from time to time upon giving ten (10) days' prior written notice thereof to the other party.

     18. 9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     18. 10 Relationship of the Parties. The relationship of CUSTOMER and MFGR established by this Agreement is solely that of independent contractors, and nothing in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) make either party an agent of the other for any purpose whatsoever

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written by their duly authorized representatives


                                                                         Page 28
***CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

    CDS Group Corporation                                   INTRAOP MEDICAL INC.

    d/b/a

    Delaware Ontario Technologies Corporation


Signed       James H. Anderson                  Signed  Donald A. Goer
        ------------------------------                -------------------
Name:       James Howard Anderson               Name:   Donald A. Goer
        ------------------------------                -------------------
Title:         V.P. Sales                       Title:  President & CEO
        ------------------------------                -------------------

                                                                         Page 29
***CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                       Exhibit A - Pricing & Special Terms

Mfg Agreement Coverage: MOBETRON product and/or its accessories (Ref.
Exhibit B)

i.       PRICING

Mfg  Pricing Model:    ***  (Ref. Exhibit C)

Unit Sales Price Cap: The Product capped target manufacturing price will be *** each for the first (2) two units using the agreed consigned material, ( Accelerator Assembly) pricing formulae and initial estimated manufacturing costs. A final price that is higher based upon actual costs for the first (2) two units would be amortized over 5 (five) units or 1 year whichever is less so as to make a graduated adjustment of invoiced price to CUSTOMER. Sales cap will be removed once the actual manufacturing costs are better known.

Startup Mfg Charges: A minimum charge of *** for 2 engineers, 2 documentation specialists and approximately 6 weeks effort will be charged to the CUSTOMER for the MFGR startup effort. CUSTOMER will be billed above the minimum for actual hours at standard labor rates with a not to exceed amount of ***. Startup costs to be amortized over 5 (five) units or 1 year from contract signature, which ever occurs first.

Material Burden Rates: (covers QA, mfg eng., purchasing, receiving, stockroom services, financing)

     o    *** for Std Purchased Mtl

     o    *** for High $ Purchased Mtl (****see separate list of items included)

     o _ TBD % for In House Fabricated Mtl . MFGR agrees to share cost savings realized from converting to In House Fabrication and to adjust Material Burden Rates accordingly. Actual percentage of burden for In House Fabricated materials will vary depending part type.

**** Items on High Dollar Specialty Materials list represent parts which are purchased with little to no value added by MFGR during manufacturing yet represent a significant percentage of the overall product costs. Certain items could eventually be manufactured In House by MFGR or consigned to the MFGR at which time they would be re-categorized.

Billable Assembler Labor Rates:  ***
Billable Technician Labor Rate: ***

Billable Engineering Rates: *** (Separate agreement required for design services. Ref Agreement Sections 6.2 and 6.5).

Sales Price Formula Used for Invoicing Systems:

(Total Std Purchased Mtl Cost + Std Mtl Burden ) + (Total High $ Purchased
Mtl Cost + High $ Burden ) + (Total In House Fabricated Mtl [w/ std profit and w/o additional markup] ) + (Total Internal Assembler Labor Hrs * Assembler Labor
Rate) + (Total Internal Technician Labor Hrs * Technician Labor Rate) = System Price

Cost and Sales Price Adjustments: Upon shipment of each machine MFGR will submit to Intraop Medical a cost breakdown for review. Any significant adjustments in costs will be communicated and sales price increases or decreases negotiated between parties.

SPECIAL TERMS

     1.) Upon receiving expected funding in September 2002, CUSTOMER agrees to set aside *** in an escrow account to cover MFGR's material liabilities necessary to support CUSTOMER's initial production of five (5 ) systems.. CUSTOMER shall have the account management organization notify the MFGR in writing

***CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

when the escrow funds are in place. Should the CUSTOMER fail to place into escrow sufficient funds to cover the MFGRs material liabilities for initial orders placed , the MFGR shall have the right to limit their exposure on materials based upon the amount of funds placed into escrow or require the CUSTOMER to provide other forms of written financial guarantees of payment upon shipment for each Product on order with the MFGR. The guarantee shall be from a U.S. Bank or other MFGR approved financial institution such as G.E. Capital, DVI, etc.. Failure to provide guarantees could result in MFGR suspending manufacturing until such time acceptable guarantees are provided.

After the initial batch of Product of five (5) ) orders are shipped and payments received, a regular CUSTOMER credit line will be established by the MFGR and the escrow account for materials will not be required at time of order. CUSTOMER shall then provide MFGR with a guarantee of payment for each Product order no later than 45 days prior to scheduled shipment so as to have the guarantee approved by the MFGR no later than 30 days prior to shipment to the CUSTOMER.

2.) Startup & Delivery Goals: MFGR shall assign appropriate numbers of resources to the start up and manufacturing effort to achieve a targeted goal of delivering the first completed unit to the CUSTOMER in approximately 5 months. Revised startup duration estimates that would result in significantly missing the CUSTOMER's delivery goals shall be communicated to the CUSTOMER no later than 30 days from the Commencement Date of this Agreement. Failure to deliver the 3 units within 8 months after receipt of initial orders, financial guarantees and all documentation allowing MFGR to proceed shall be deemed to be a material breach by MFGR pursuant to Section 8.1 of the Agreement.

3.) Service Parts Management Fees and Core Credit: A fee of *** (which ever is larger ) for parts costing <$2500 will be charged to the CUSTOMER to cover management of service spare inventory. A reduced fee of *** will be charged on spare parts costing ***. Core credit values for returned parts will be determined jointly by MFGR and CUSTOMER . Separate billing and reporting of service parts charges and credits will be submitted monthly to CUSTOMER by MFGR for review and payment.(fees do not include special packaging and shipping charges) Ref. Agreement Section 4.2.e. Fees relating to Service Parts will be reviewed by MFGR and CUSTOMER annually in order to make adjustments to pricing. Estimated total value for service inventory stocked at MFGR is ***

4.) ECO Processing Waiver: ECO processing fees will be waived for the term of this Agreement. (does not include costs of obsolete inventory and rework) Ref. Agreement Sections 6. and 6.4.

5.) Engineering NRE Amortization: Accumulative NRE charges will be amortized over a minimum of *** whichever is shorter and in equal installments. NRE charges for initial tooling during start up manufacturing will be itemized and kept separate from other Product costs so as to accurately project long term manufacturing costs.

6.) Inventory Purchase: MFGR agrees to purchase all "useable" on-hand Mobetron inventory from Siemens OCS at 80% of cost or estimated value within 30 days from the Commencement Date of this Agreement. Determination of useable inventory and value will be determined jointly by CUSTOMER and MFGR. Costs associated with devalued material, scrap, or rework of down rev. inventory purchased by MFGR will be passed on to CUSTOMER. Estimated price of the inventory being purchased is ***. (see separate list and Siemens OCS offer letter)

MFGR further agrees to take over Long Lead /Specialty Material orders already on order from vendors (see list). MFGR is free to negotiate with vendors on a scheduled consumption rate, price, and quantity to support their own manufacturing needs. MFGR will communicate to the CUSTOMER if there are any charges associated with taking over existing material orders.

7.) Product First Article Acceptance- For the first Product built by the MFGR a first article acceptance by the CUSTOMER will be required. The Product first article assessment will require successful completion of the Mobetron Final Test to demonstrate the Product meet specifications, review of manufacturing records and visual inspection of the system in an "as shipped configuration". Invoicing for the first manufactured Product will not occur until Product first article is completed and accepted by the CUSTOMER. Payment will be due 30 (thirty) days after the date of invoice but not to exceed 90 days after delivery to CUSTOMER for first article assessment

                                                                         Page 31
***CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.) Definition of Product Acceptance: Starting with the second product manufactured, Acceptance of the Product by the CUSTOMER will occur after final assembly and before final system testing by the CUSTOMER at their offsite facility. MFGR can invoice the CUSTOMER according to the terms defined in
Section 3 of this Agreement anytime after Acceptance, however MFGR understands they will be responsible for installation of covers and preparation for shipment after testing.

          High Dollar Specialty Materials (Ref. Material Burden Rates)

     *** [TABLE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED INFORMATION.]

      Long Lead / Specialty Parts On Order (Qty 5 with scheduled delivery)

     *** [TABLE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED INFORMATION.]

                                                                         Page 32
***CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT B

1.  Product Definition
The Product(s) covered by this Agreement is the Mobetron(R) Model 1000 which in principle includes; Console, Treatment Module, Modulator and associated cables/accessories/spare Components as defined in CUSTOMER product documentation (*** Ref. attachment Exhibit B-1 List of Materials 20100 and attachment exhibit B-2 Dwgs Tree 20400).

**** CUSTOMER may elect to not have MFGR provide certain Components that make up the system or MFGR may feel they do not have the capabilities to manufacture certain Components. Definition of exactly what will be make or buy will be mutually agreed to during the manufacturing startup phase and may change over time.

**** Component numbers and descriptions on the Reference List of Materials and Dwgs Tree which define the Product are subject to change. Notification of change shall be accomplished through the ECO process as described in Sections 6.3. and
6.4 of this Agreement. Exhibits B-1 and B-2 need not be changed in order for these changes to take affect.

2.  Responsibilities OF MFGR
MFGR shall use the CUSTOMER Product design documentation to procure, fabricate, stock, assemble, inspect, test and package for shipment the Product in conformity with the Specifications listed.

MFGR will do all final assembly and testing at the MFGR facility in _Fremont_, California so as to provide opportunity for the CUSTOMER to monitor conformance to this Agreement and inspect quality of the processes for manufacturing.

MFGR shall be responsible for generating its own internal manufacturing documentation (Operational Method Sheets, Work Instructions, Bills of Materials, Work Orders, Inspection Records) for controlling the manufacturing of the Product.

MFGR shall assign a Program Manager to assist in the cross functional coordination of activities necessary for manufacturing the Product and supporting the CUSTOMER.

MFGR shall provide to the CUSTOMER regular status reports on the progress, scheduled delivery dates, and problems of manufacturing. Regular coordination and program review meetings should be held with the CUSTOMER.

MFGR shall provide cubical space within the manufacturing center and computer network connection to the manufacturing files relating to the Product so the CUSTOMER technical staff can provide effective support to manufacturing.

MFGR shall control the CUSTOMER documentation in a secure Document Control center and limit distribution and access to the documentation to only those that are directly involved with manufacturing the Product.

MFGR shall maintain "as built" configuration records to the revision level for all assemblies used in the manufacture of the Product. The configuration records shall be included in the DHR (device history record) along with test records and other documents pertinent to defining the configuration of a particular serial numbered Product.

3.  Responsibilities of CUSTOMER
CUSTOMER shall be responsible for the design of the Product. All specifications, engineering drawings and documentation necessary for fabrication and system level testing of the Product will be developed by CUSTOMER and supplied to MFGR. and/or its vendors.

                                                                         Page 33
***CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CUSTOMER shall make available technical expertise and support to MFGR in resolving problems, training, testing, and development of tooling relating to manufacturing of the Product.

CUSTOMER shall be responsible for maintaining the Product design documentation in such a way as to make manufacturing the Product easier and more cost effective over time. Suggestions by MFGR to the CUSTOMER for changes to the Product design or documentation will be evaluated in a timely manner and incorporated to a mutually agreed to schedule.

CUSTOMER's engineering representative shall be required to sign off and approve disposition of material that is classified by MFGR's MRB (material review board) as obsolete, repair, or use-as-is. Rework of material to meet specifications will not require CUSTOMER approval.

4.  CUSTOMER QUALITY REQUIREMENTS

     The following Quality Requirements shall be adhered to by MFGR during the manufacture of said Product. Additional requirements may be added to Product Purchase Orders. . Additional quality requirements added to Product Purchase Orders could result in additional cost to the MFGR. Any additional cost would be the responsibility of the CUSTOMER

     QR 1. First Article Inspection - First Article Inspection and report shall be performed by the CUSTOMER and shall include evidence of all drawing dimensions and notes unless otherwise specified.

     QR 2. Source Inspection MFGR shall notify CUSTOMER Quality Assurance 48 hours in advance prior to shipment to allow CUSTOMER to verify and accept Product at the MFGR's premises. In addition, this inspection may include any in-process inspections, test witnessing or review of test data as specified on the CUSTOMER Purchase Order.

     QR 3. Change in Production or Service MFGR and supplier contractors and consultants shall notify the initiator of CUSTOMER Purchase Order and CUSTOMER Quality Assurance of any changes in the Product or service so that CUSTOMER may determine whether the changes may affect the quality of the Product.

     QR 4. Quality Pre-Assessment Questionnaire - Questionnaire shall be completed by MFGR and returned to CUSTOMER Quality Assurance within seven days of receipt. CUSTOMER Quality Assurance will review and evaluate the systems, organization and quality provisions of MFGR upon receipt of the completed questionnaire.

     QR 5. Site Visit and Assessment -CUSTOMER may perform a site visit at MFGR's facility to review and evaluate the systems, organization and quality provisions of MFGR before supplier approval is granted. Prior to the actual visit and assessment, a notification letter shall be sent to MFGR by CUSTOMER Quality Assurance coordinating the date, time, names of visitors and the purpose of the visit. In addition, follow-up or routine visits may also be required by CUSTOMER personnel.

     QR 6. ISO 9000 Quality System -MFGR shall have a documented quality system compliant to the applicable ISO 9000 standard (ISO 9001 or 9002).

     QR 8. Quality Program (Minimum Requirements) -MFGR shall have a quality program consisting of documented quality and inspection procedures, a documented calibration control program traceable to NIST standards and production travelers/work orders with lot traceability to operator, process, equipment, and materials used to produce theComponents.

                                                                         Page 34
***CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     QR 9. Tooling - Tooling manufactured by a supplier for fabricating CUSTOMER parts shall be marked with the CUSTOMER Component Number and Revision of that Component that is being fabricated by the tool. MFGR shall maintain records showing the number of cycles the tooling has been operated. Tool design drawings shall be supplied to, and approved by, CUSTOMER, if requested. Tooling that is paid for by CUSTOMER shall be returned toCUSTOMER, if requested.

     QR 10. Workmanship Criteria -MFGR workmanship criteria shall be expressed in documented standards, or by means of identified and approved representative samples. Training records and personnel certifications (i.e. welding certs) shall be maintained by MFGR. A copy of the workmanship criteria, if requested, shall be supplied to CUSTOMER for review.

     QR 12. Certificate of Compliance - A certificate of compliance shall be provided by MFGR with each lot sent to CUSTOMER. The certificate should include CUSTOMER Component Number and Revision, CUSTOMER Purchase Order Number, Quantity, Signature of Authority, and a statement that the part/service supplied meets all of the Purchase Order and drawing requirements, and that appropriate material and inspection records are on file.

     QR 13. Marking and Packaging - Components shall be marked, or bulk bagged and tagged, with supplier Component Number and Revision in accordance with CUSTOMER drawing requirements, and preferably identified by CUSTOMER Component Number and Revision. The MFGR shall package the Components in a manner that will prevent the Components from being scratched or damaged from shipping, or contaminated by particulates from packaging, as specified by the Purchase Order, if applicable.

     QR 14. Lot Control Numbers -MFGR shall have a system and procedures in place for identifying each lot of Components with a unique control number to assure control and traceability of materials used in the manufacturing process.

     QR 20. Test Data -MFGR shall prepare written test procedure(s) that have defined acceptance criteria and be approved by CUSTOMER. A copy of the test data shall be provided by MFGR with each lot delivered to CUSTOMER. [SIX PAGES OF TECHNICAL AND PROPRIETARY INFORMATION HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED INFORMATION.]

                                                                         Page 35
***CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT C

[TWO PAGES OF CONFIDENTIAL COST AND PRICING INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED INFORMATION.]

                                                                         Page 36
***CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.